UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 9, 2015

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	47-1053457 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On November 9, 2015, R. Scott Turicchi, the President and Chief Financial Officer of j2 Global, Inc. (the “Company”), will be conducting one-on-one meetings with analysts and investors in Boston, Massachusetts.  On November 10, 2015, Mr. Turicchi will be representing the Company at the Mizuho Securities Third Annual Technology Corporate Access Day in New York City, New York.

As part of these meetings and presentations, the Company is reaffirming its previously issued financial estimates for fiscal 2015 of revenues between $690 and $724 million and Adjusted Non-GAAP earnings per diluted share of between $3.73 and $4.13.  Mr. Turicchi will also be presenting portions of the Company’s Third Quarter 2015 Investor Presentation available at http://investor.j2global.com.

Note: The information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: November 9, 2015	By:	/s/ Jeremy Rossen
Jeremy Rossen Vice President and General Counsel